Mid-Con Energy Partners, LP Announces Closing of Gulf Coast Acquisition and Borrowing Base Increase of $20 Million to $190 Million

DALLAS, August 29, 2014 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or “MCEP”) announces that it has closed its previously announced acquisition in Liberty County, Texas for approximately $19.4 million, subject to customary post-closing adjustments.

In conjunction with the closing of the acquisition, MCEP also announces that it has received lender commitments to increase its borrowing base to $190 million, up 12% from the $170 million in previously established commitments under MCEP’s existing $250 million senior secured revolving credit facility. This increase became effective August 29, 2014, with Royal Bank of Canada acting as the Administrative Agent. Participant lenders include BOKF NA, Comerica Bank, Wells Fargo Bank N.A., and Bank of Nova Scotia. Mid-Con Energy’s next regularly scheduled bi-annual redetermination will occur on or about April 30, 2015.

LIBERTY SOUTH ACQUISITION HIGHLIGHTS(1)

•	Mid-Con Energy acquired ~90% working interest and assumed operatorship

•	Waterflood unit is comprised of seven producing wells, two injection wells, and one water supply well

•	Reserves 100% PDP comprised of 99% oil, reserve-to-production ratio of roughly 11.7 years

•	Estimated net proved oil reserves of 658 Mboe acquired at ~$29.48 per barrel

•	Average net production of 154 Bbl/d during the first two months of 2Q14 acquired at ~$128k per flowing barrel

•	Production sold into the Gulf Coast market at a LTM differential to LLS of -$4.31/bbl or -4.1%

•	Underlying decline rate projected to average less than 8% per annum over the next 3 years

•	LOE costs forecast to average $14/bbl over the next 3 years

•	Production tax rate approximates 4.6%

•	Projected to be immediately accretive to Distributable Cash Flow per unit

(1)	Based on unaudited reserve estimates and preliminary internal assumptions

ABOUT MID-CON ENERGY PARTNERS, LP
Mid-Con Energy is a publicly held Delaware limited partnership formed in December 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery (“EOR”). Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, the Gulf Coast and the Hugoton. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements" — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as "anticipate," "believe," “estimate,” "intend," "expect," "plan," “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or "will" or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the "Forward-Looking Statements" of our public filings.

INVESTOR RELATIONS CONTACT
Krista McKinney
(972) 479-5980
kmckinney@midcon-energy.com

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